UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 2, 2005


                                                ENGELHARD CORPORATION
                               (Exact name of registrant as specified in its charter)
               Delaware                                 1-8142                               22-1586002
    (State or other jurisdiction of            (Commission File Number)         (I.R.S. Employer Identification No.)
            incorporation)

      101 Wood Avenue, Iselin, New Jersey                        08830
     (Address of principal executive offices)                 (Zip Code)



        Registrant's telephone number, including area code (732) 205-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 2, 2005, Engelhard Corporation committed to a plan to discontinue manufacturing operations at its Carteret, New Jersey facility, which manufactures specialty precious metal products. The decision comes after long evaluation of the plant's economic performance and unsuccessful attempts to find a suitable buyer for the operation. The Company expects to record pretax severance expense of approximately $5 million. While the timing of severance actions is not certain, the bulk of the severance expense is expected to be recorded in the second quarter of 2005. All manufacturing and employee separation activity is expected to be substantially complete by the end of the third quarter of 2005. In addition to the severance charge, the Company will incur other pretax expenses associated with this action of approximately $3 million. These other expenses primarily include the write-off of raw materials


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and work-in-process inventories, and other site exit costs. Tax benefits associated with the above charges are expected to be approximately $3 million. Of the $8 million of pretax expenses discussed above, total future cash expenditures associated with this action are expected to be approximately $6 million.

Item 2.06 Material Impairments.

As a result of the decision described under Item 2.05 above, which is incorporated herein by reference, the Company will incur an impairment charge in the second quarter of 2005 for idled equipment. This charge is estimated to be approximately $6 million, with associated tax benefits of approximately $2 million. The Company will classify this manufacturing operation as a discontinued operation in accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                ENGELHARD CORPORATION
                                       -----------------------------------------
                                                    (Registrant)



  Date:      June 6, 2005
            ----------------           -----------------------------------------
                                       Name: Michael A. Sperduto
                                       Title: Vice President and Chief Financial
                                              Officer



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